  As filed with the Securities and Exchange Commission on December 4, 2000.

                                                     Registration No. 333-
================================================================================

                       SECURITIES AND EXCHANGE COMMISSION
                              Washington D.C. 20549

                                    FORM S-3

             REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933

                                THE TORO COMPANY
             (Exact name of registrant as specified in its charter)

             DELAWARE                                   41-0580470
  (State or other jurisdiction of                    (I.R.S. Employer
   incorporation or organization)                   Identification No.)

                                                                               J. LAWRENCE MCINTYRE
                                                                  VICE PRESIDENT, SECRETARY AND GENERAL COUNSEL
                     THE TORO COMPANY                                            THE TORO COMPANY
                 8111 LYNDALE AVENUE SOUTH                                  8111 LYNDALE AVENUE SOUTH
             BLOOMINGTON, MINNESOTA 55420-1196                          BLOOMINGTON, MINNESOTA 55420-1196
                      (952) 888-8801                                              (952) 888-8801
    (Address, including zip code, and telephone number,         (Name, address, including zip code, and telephone
      including area code, of registrant's principal            number, including area code, of agent for service)
                     executive offices)

                             -----------------------
                Approximate date of commencement of proposed sale
              to the public: From time to time after the effective
                      date of this Registration Statement.
                             -----------------------

     If the only securities being registered on this Form are being offered pursuant to dividend or interest reinvestment plans, please check the following box. [ ]

     If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, other than securities offered only in connection with dividend or interest reinvestment plans, check the following box. [X]

     If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [ ]

     If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [ ]

     If delivery of the prospectus is expected to be made pursuant to Rule 434, please check the following box. [ ]

                         CALCULATION OF REGISTRATION FEE

=======================================================================================================================
             TITLE OF EACH                                 PROPOSED MAXIMUM     PROPOSED MAXIMUM
          CLASS OF SECURITIES             AMOUNT TO BE      OFFERING PRICE     AGGREGATE OFFERING        AMOUNT OF
           TO BE REGISTERED              REGISTERED (1)     PER SHARE (2)           PRICE (2)        REGISTRATION FEE
-----------------------------------------------------------------------------------------------------------------------
Common stock, par value $1.00 per
share (3).........................        27,757 shares         $33.50           $929,859.50 (3)        $245.50 (4)
=======================================================================================================================

(1) In addition, pursuant to rule 416(c) under the Securities Act of 1933, as amended (the "Securities Act"), this Registration Statement also covers an indeterminate number of shares as may be issued in respect of stock splits, stock dividends and similar transactions.
(2) Estimated solely for the purpose of calculating the amount of the registration fee pursuant to Rule 457(c) under the Securities Act on the basis of the average of the high and low sales prices of the Registrant's common stock on November 30, 2000, as reported on the New York Stock Exchange Composite Tape.
(3) Each share of common stock includes one Preferred Share Purchase Right (a "Right") pursuant to a Rights Agreement dated May 20, 1998, between Toro and Wells Fargo Bank Minnesota, National Association (f.k.a. Norwest Bank Minnesota, National Association). The value attributable to such Rights, if any, is reflected in the market value of the common stock.
(4)  Restricted fee to be applied to account number 737758.

     The registrant hereby amends this Registration Statement on such date or dates as may be necessary to delay its effective date until the registrant shall file a further amendment which specifically states that this Registration Statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933 or until the Registration Statement shall become effective on such date as the Commission, acting pursuant to said Section 8(a), may determine.

================================================================================

THE INFORMATION CONTAINED IN THIS PROSPECTUS IS NOT COMPLETE AND MAY BE CHANGED. THE SELLING STOCKHOLDER NAMED BELOW MAY NOT SELL THESE SECURITIES UNTIL THE REGISTRATION STATEMENT FILED WITH THE SECURITIES AND EXCHANGE COMMISSION IS EFFECTIVE. THIS PROSPECTUS IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT SOLICITING ANY OFFER TO BUY THESE SECURITIES IN ANY STATE WHERE THE OFFER OR SALE IS NOT PERMITTED.

                  Subject to Completion, dated December 4, 2000

PROSPECTUS


                                THE TORO COMPANY

                                [GRAPHIC OMITTED]

                                  27,757 SHARES

                                  COMMON STOCK

                      -------------------------------------

     This prospectus relates to 27,757 shares of our common stock that the selling stockholder named in this prospectus may offer from time to time. The selling stockholder received these shares in connection with our acquisition of Oklahoma Turf & Irrigation, Inc. on October 31, 2000. The registration of these shares does not necessarily mean that the selling stockholder will offer or sell the shares.

     The prices at which the selling stockholder may sell his shares will be determined by the prevailing market price for our common stock or in negotiated transactions. Our common stock is listed on the New York Stock Exchange and trades under the symbol "TTC." On November 30, 2000, the closing price of a share of our common stock on the New York Stock Exchange was $33.875. We will not receive any proceeds from the selling stockholder's sale of these shares.

     Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or passed upon the adequacy or accuracy of this prospectus. Any representation to the contrary is a criminal offense.

                      -------------------------------------

                The date of this prospectus is __________, 2000.

                                TABLE OF CONTENTS

                                                                        Page No.
                                                                        --------

Where You Can Find More Information .......................................3

The Toro Company...........................................................4

Use of Proceeds............................................................4

Selling Stockholder........................................................4

Plan of Distribution.......................................................5

Legal Matters..............................................................7

Experts....................................................................7

                         ------------------------------


Unless otherwise indicated or unless the context otherwise requires, in this prospectus and the registration statement of which it is a part, all references to "we," "us," and "our" mean The Toro Company and its subsidiaries.

You should rely only on the information contained in this prospectus and any supplement to it. We have not authorized any other person to provide you with different or additional information. If anyone provides you with different or additional information, you should not rely on it. This prospectus is not an offer to sell these securities in any jurisdiction where the offer or sale is not permitted. You should assume that the information appearing in or incorporated by reference in this prospectus and any supplement is accurate as of its date only. Our business, financial condition, results of operations and prospects may have changed since that date.

                       WHERE YOU CAN FIND MORE INFORMATION

      We file annual, quarterly and special reports, proxy statements and other information with the SEC. You may read and copy any document we file at the SEC's Public Reference Room at 450 Fifth Street, N.W., Washington, D.C. 20549 and at the regional offices of the SEC at 7 World Trade Center, New York, New York 10048 and 50 West Madison Street, 14th Floor, Chicago, Illinois 60611. Please call the SEC at 1-800-SEC-0330 for further information on the operation of the Public Reference Room. Our SEC filings are also available to the public at the SEC's website at http://www.sec.gov. Toro common stock is listed on the New York Stock Exchange, and materials filed by Toro may be inspected at the offices of the New York Stock Exchange, 20 Broad Street, New York, New York 10005.

      Our website is located at http://www.toro.com. We do not intend our web site, or the information contained on that site or connected to that site, to be part of this prospectus.

      This prospectus is part of a registration statement that we filed with the SEC. The registration statement contains more information than this prospectus regarding The Toro Company and its common stock, including certain exhibits. You can obtain a copy of the registration statement from the SEC at the address listed above or from its website.

      The SEC allows us to "incorporate by reference" into this prospectus the information contained in the documents we file with them, which means that we can disclose important information to you by referring you to those documents. The information incorporated by reference is considered to be part of this prospectus, and later information that we file with the SEC will update and supersede this information.

      We incorporate by reference the documents listed below as well as any future filings which we make with the SEC under Section 13(a), 13(c), 14 or 15(d) of the Securities Exchange Act of 1934, as amended (the "Exchange Act") until this offering of securities has been completed (our SEC file number is 1-8649):

      (a) Our Annual Report on Form 10-K for the fiscal year ended October 31, 1999;

      (b) Our Proxy Statement on Schedule 14A for our 2000 Annual Meeting of Stockholders;

      (c) Our Quarterly Reports on Form 10-Q for the quarterly periods ended January 28, 2000; April 28, 2000; and July 28, 2000; and

      (d) The description of our common stock and Preferred Share Purchase Rights contained in our registration statements filed with the SEC pursuant to
Section 12 of the Exchange Act, including any subsequent amendments or reports filed for the purpose of updating such description.

      You may obtain a copy of these filings at no cost by writing or telephoning us at the following address:

     The Toro Company
     Attention: Jeanne Ryan
     8111 Lyndale Avenue South
     Bloomington, MN 55420
     (952) 888-8801

                                THE TORO COMPANY

      Toro is a leading manufacturer of consumer lawn mowers, snowthrowers, trimmers, commercial mowing and turf maintenance equipment, landscape creation equipment, and underground automatic irrigation systems. These products are sold under the Toro(R) and other brand names to the consumer and professional markets, which includes entities that manage or construct golf courses, parks and other large turf areas. The consumer product line includes walk-behind mowers; riding mowers and lawn and garden tractors; electrical home improvement products, such as electric trimmers and leaf blowers; irrigation equipment; and snow removal products. The professional product line includes commercial products for professional turf and golf course maintenance, such as precision cutting mowers and turf aeration equipment, and irrigation products such as sprinkler heads and control devices for underground irrigation systems.

      Toro sells most of its products through domestic and foreign distributors and mass merchandisers. Toro finances a significant portion of its receivables through Toro Credit Company, its wholly-owned finance subsidiary. Toro was incorporated in Minnesota in 1935 as a successor to a business founded in 1914. It was reincorporated in Delaware in 1983.

      Our executive offices are located at 8111 Lyndale Avenue South, Bloomington, Minnesota 55420-1196; our telephone number is (952) 888-8801; and our website is located at http://www.toro.com. We do not intend our web site, or the information contained on that site or connected to that site, to be part of this prospectus. For further information concerning Toro, see the documents incorporated by reference into the registration statement of which this prospectus is a part.

                                 USE OF PROCEEDS

      The selling stockholder named below is offering all of the shares of common stock covered by this prospectus. We will not receive any proceeds from the sales of these shares.

                               SELLING STOCKHOLDER

      The selling stockholder is Stephen C. McCarthy. Mr. McCarthy acquired the 27,757 shares offered by this prospectus in connection with the merger of Oklahoma Turf & Irrigation, Inc., which prior to the merger was a distributor of Toro products, with and into Professional Turf Products, Inc., a wholly-owned subsidiary of Toro. We consummated the merger under the terms and conditions of an Option Agreement and Plan of Merger, dated August 14, 2000, among Toro, Professional Turf Products, Oklahoma Turf & Irrigation, and the selling stockholder. The merger was effective on October 31, 2000. The selling stockholder was the sole stockholder of Oklahoma Turf, and Toro issued the 27,757 shares to him in exchange for all of his stock in that company. We granted registration rights to the selling stockholder in the Option Agreement and Plan of Merger.

      The selling stockholder has served The Toro Company as a consultant since October 31, 2000, and has been an employee of Professional Turf Products since that same date. Prior to October 31, 2000, the selling stockholder had frequent business contact with Toro in his capacity as the president of Oklahoma Turf & Irrigation, Inc. and as a director of that company. None of our directors or executive officers is selling shares in this offering.

      As of December 4, 2000, the selling stockholder beneficially owned 27,757 shares of our common stock, which is less than one percent of our outstanding common stock. Because the selling stockholder may offer all or some of the shares which he holds pursuant to the offering contemplated by this prospectus, and because there currently are no agreements, arrangements or understandings with respect to the sale of any of his shares, we are unable to estimate the amount of shares that will be held by the selling stockholder after the completion of this offering. Our registration of the shares does not necessarily mean that the selling stockholder will sell any or all of his shares, and the selling stockholder is not making any representation that any shares covered by the prospectus will be offered for sale. The selling stockholder reserves the right to accept or reject, in whole or in part, any proposed sale of shares.

      This prospectus also covers any additional shares of common stock that become issuable in connection with the shares being registered by reason of any stock dividend, stock split, recapitalization or other similar transaction effected without the receipt of consideration which results in an increase in the number of our outstanding shares of common stock. In addition, this prospectus covers the preferred stock purchase rights that currently trade with our common stock and entitle the holder to purchase additional shares of common stock under certain circumstances.

                              PLAN OF DISTRIBUTION

      The shares may be sold or distributed from time to time by the selling stockholder named in this prospectus, by his donees, pledgees or transferees, or by his other successors in interest. The selling stockholder may sell his shares at market prices prevailing at the time of sale, at prices related to such prevailing market prices at the time of sale, at negotiated prices, or at fixed prices, which may be changed. The selling stockholder reserves the right to accept or reject, in whole or in part, any proposed purchase of shares, whether the purchase is to be made directly or through agents. We are not aware that the selling stockholder has entered into any arrangements with any underwriters or broker-dealers regarding the sale of his shares of common stock.

      The selling stockholder may offer his shares at various times in one or more of the following transactions:

      o in ordinary brokers' transactions and transactions in which a broker solicits purchasers;

      o in transactions involving cross or block trades or otherwise on any national securities exchange, such as the New York Stock Exchange, on which the common stock may be listed;

      o in transactions in which brokers, dealers or underwriters purchase the shares as principal and resell the shares for their own accounts pursuant to this prospectus;

      o in transactions "at the market" to or through market makers in the common stock;

      o in other ways not involving market makers or established trading markets, including direct sales of the shares to purchasers or sales of the shares effected through agents;

      o through transactions in options, swaps or other derivatives which may or may not be listed on an exchange;

      o     in privately negotiated transactions;

      o     in transactions to cover short sales; or

      o     in a combination of any of the foregoing transactions.

      In addition, the selling stockholder may sell his shares in accordance with Rule 144 under the Securities Act rather than under this prospectus.

      From time to time, the selling stockholder may pledge or grant a security interest in some or all of the shares owned by him. If the selling stockholder defaults in performance of the secured obligations, the pledgees or secured parties may offer and sell the shares from time to time. The selling stockholder also may transfer and donate shares in other circumstances. The number of shares beneficially owned by the selling stockholder will decrease as and when the selling stockholder takes these actions. The plan of distribution for the shares offered and sold under this prospectus will otherwise remain unchanged, except that the transferees, donees or other successors in interest will be considered a selling stockholder for purposes of this prospectus.

      The selling stockholder may use brokers, dealers, underwriters or agents to sell his shares. The persons acting as agents may receive compensation in the form of commissions, discounts or concessions. This compensation may be paid by the selling stockholder or the purchasers of the shares for whom such persons may act as agent, or to whom they may sell as a principal, or both. The selling stockholder and any agents or broker-dealers that participate with the selling stockholder in the offer and sale of the shares may be deemed to be "underwriters" within the meaning of the Securities Act. Any commissions they receive and any profit they realize on the resale of the shares by them may be deemed to be underwriting discounts and commissions under the Securities Act. Neither we nor the selling stockholder can presently estimate the amount of such compensation. Because the selling stockholder may be deemed to be an "underwriter" within the meaning of the Securities Act, the selling stockholder will be subject to the prospectus delivery requirements of the Securities Act, which may include delivery through the facilities of the New York Stock Exchange pursuant to Rule 153 under the Securities Act.

     The selling stockholder and any other person participating in a distribution of the securities covered by this prospectus will be subject to applicable provisions of the Exchange Act and the rules and regulations under the Exchange Act, including Regulation M, which may limit the timing of purchases and sales of any of the securities by the selling stockholder and any other such person. Furthermore, under Regulation M, any person engaged in the distribution of the securities may not simultaneously engage in market-making activities with respect to the particular securities being distributed for certain periods prior to the commencement of or during such distribution. All of the above may affect the marketability of the securities and the availability of any person or entity to engage in market-making activities with respect to the securities.

     Under the terms of the Option Agreement and Plan of Merger concerning our acquisition of Oklahoma Turf & Irrigation, Inc., we are required to bear the expenses relating to the registration of this offering. The selling stockholder will bear any underwriting discounts or commissions, brokerage fees, stock transfer taxes and fees of his legal counsel. We have agreed to indemnify the selling stockholder against certain liabilities. The selling stockholder may agree to indemnify any agent, dealer or broker-dealer that participates in transactions involving the shares of common stock against certain liabilities, including liabilities arising under the Securities Act.

     If we are notified by the selling stockholder that any material arrangement has been entered into with a broker-dealer for the sale of shares through a block trade, special offering, exchange distribution or secondary distribution or a purchase by a broker or dealer, we will file a supplement to this prospectus, if required, pursuant to Rule 424(b) under the Securities Act. In addition, if we are notified by the selling stockholder that a donee or pledgee intends to sell more than 500 shares, we will file a supplement to this prospectus.

                                  LEGAL MATTERS

     The validity of the shares of common stock offered by this prospectus has been passed upon for us by Oppenheimer Wolff & Donnelly LLP, Minneapolis, Minnesota.

                                     EXPERTS

     Our consolidated financial statements and related financial statement schedule, which are included or incorporated by reference in our Annual Report on Form 10-K for the year ended October 31, 1999, and incorporated by reference in this prospectus and the related registration statement, have been audited by KPMG LLP, independent certified public accountants, for the periods indicated in such firm's reports thereon. The consolidated financial statements and financial statement schedule audited by KPMG LLP have been incorporated herein by reference in reliance on such firm's reports given upon their authority as experts in accounting and auditing.

                                THE TORO COMPANY


                                [GRAPHIC OMITTED]

                                  27,757 SHARES

                                  COMMON STOCK

                          -----------------------------


                                   PROSPECTUS

                           ---------------------------


                              _______________, 2000

                                     PART II

                     INFORMATION NOT REQUIRED IN PROSPECTUS

Item 14 / Other Expenses of Issuance and Distribution

The aggregate estimated expenses (except the SEC registration fee, which is an actual expense) to be paid by us in connection with this offering are as follows. The selling stockholder will bear no portion of these expenses.

       SEC registration fee..........................................$245.50
       Legal fees and expenses.......................................$5,000*
       Accounting fees and expenses..................................$2,000*
       Miscellaneous.................................................$1,000*
                Total................................................$8,245.50*
                                                                     ==========
       *Estimated.

Item 15 / Indemnification of Directors and Officers

     Subsection (a) of Section 145 of the General Corporation Law of the State of Delaware empowers a corporation to indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative (other than an action by or in the right of the corporation), by reason of the fact that such person is or was a director, officer, employee or agent of the corporation or is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation or enterprise, against expenses (including attorneys' fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by such person in connection with such action, suit or proceeding if such person acted in good faith and in a manner such person reasonably believed to be in or not opposed to the best interests of the corporation, and with respect to any criminal action or proceeding, had no reasonable cause to believe such person's conduct was unlawful.

     Subsection (b) of Section 145 empowers a corporation to indemnify any person who was or is a party or threatened to be made a party to any threatened, pending or completed action or suit by or in the right of the corporation to procure a judgment in its favor by reason of the fact that such person acted in any of the capacities set forth above, against expenses actually and reasonably incurred by such person in connection with the defense or settlement of such action or suit if such person acted under similar standards, except that no indemnification may be made in respect of any claim, issue or matter as to which such person shall have been adjudged to be liable to the corporation unless and only to the extent that the Court of Chancery or the court in which such action or suit was brought shall determine that, despite the adjudication of liability, such person is fairly and reasonably entitled to indemnity for such expenses which the court shall deem proper.

     Section 145 further provides that, to the extent a director or officer of a corporation has been successful in the defense of any action, suit or proceeding referred to in subsections (a) and (b) or in the defense of any claim, issue or matter therein, such person shall be indemnified against expenses (including attorneys' fees) actually and reasonably incurred in connection therewith; that indemnification provided for by Section 145 shall not be deemed exclusive of any other rights to which the indemnified party may be entitled; and that the scope of such mandatory indemnification extends to directors, officers, employees or agents of a constituent corporation absorbed in a consolidation or merger and persons serving in that capacity at the request of the constituent corporation for another. Section 145 also empowers the corporation to purchase and maintain insurance on behalf of a director or officer of the corporation against any liability asserted against or incurred by such person in any such capacity or arising out of such person's status as such, whether or not the corporation would have the power to indemnify such person against such liabilities under Section 145, including liabilities under the Securities Act.

     Section 2 of Article XI of Toro's Certificate of Incorporation mandates indemnification of a director or officer of Toro or a person serving at the request of Toro as a director, officer, employee or agent of another entity to the fullest extent authorized by the Delaware General Corporation Law against expenses, liability and loss and authorizes the Board to express such rights in written contracts.

     Section 1 of Article XI of Toro's Certificate of Incorporation provides, in accordance with Section 102(b)(7) of the Delaware General Corporation Law, for the elimination of the personal liability of a director to Toro or its stockholders for monetary damages for breach of fiduciary duty as a director under certain circumstances.

     Toro also maintains liability insurance policies which provide for indemnification of a director or officer of Toro or a person serving at the request of Toro as a director, officer, employee or agent of another entity against certain liabilities under certain circumstances.

Item 16 / Exhibits and Financial Statement Schedules

EXHIBIT   DESCRIPTION OF EXHIBIT

4.1 Specimen form of common stock certificate (incorporated by reference to Exhibit 4(c) to Registrant's Registration Statement on Form S-8, Registration No. 2-94417).

4.2 Certificate of Incorporation of Registrant (incorporated by reference to Exhibit 4.2 to Registrant's Registration Statement on Form S-3, registration number 33-16125).

4.3 Certificate of Amendment to Certificate of Incorporation dated December 9, 1986 (incorporated by reference to Exhibit 3 to Registrant's Quarterly Report on Form 10-Q for the quarter ended January 30, 1987, Commission File No. 1-8649).

4.4       Certificate of Designation to Certificate of Incorporation dated
          May 28, 1998 (incorporated by reference to Exhibit (c)(1) to Registrant's Current Report on Form 8-K dated May 27, 1998, Commission File No. 1-8649).

4.5 Bylaws of Registrant, as amended (incorporated by reference to Exhibit 3(ii) and 4(d) to Registrant's Form 10-Q for the quarter ended April 30, 1999).

4.6 Rights Agreement, dated May 20, 1998, between the Registrant and Wells Fargo Bank Minnesota, National Association (f.k.a. Norwest Bank Minnesota, National Association), as Rights Agent, relating to rights to purchase Series B Junior Participating Voting Preferred Stock (incorporated by reference to Exhibit (c)(1) to Registrant's Current Report on Form 8-K dated May 27, 1998, Commission File No. 1-8649).

4.7 Indenture dated as of January 31, 1997, between Registrant and First National Trust Association, as Trustee, relating to Registrant's 7.125% Notes due June 15, 2007, and its 7.80% Debentures due June 15, 2027 (incorporated by reference to Exhibit 4(a) to Registrant's Current Report on Form 8-K dated June 24, 1997, Commission File No. 1-8649).

5.1 Opinion and Consent of Oppenheimer Wolff & Donnelly LLP regarding legality of securities being registered (filed herewith electronically).

23.1      Consent of Oppenheimer Wolff & Donnelly LLP (included in Exhibit 5.1).

23.2      Consent of KPMG LLP (filed herewith electronically).

24.1      Power of Attorney (filed herewith electronically).

Item 17 / Undertakings

      (a) The undersigned registrant hereby undertakes:

            (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

                  (i) To include any prospectus required by Section 10(a)(3) of the Securities Act of 1933;

                  (ii) To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20% change in the maximum aggregate offering price set forth in the "Calculation of Registration Fee" table in the effective registration statement;

                  (iii) To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;

                  Provided, however, that paragraphs (a)(1)(i) and (a)(1)(ii) do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed by the registrant pursuant to Section 13 or
            Section 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in the registration statement.

            (2) That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

            (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

      (b) The undersigned registrant hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, each filing of the registrant's annual report pursuant to Section 13(a) or Section 15(d) of the Securities Exchange Act of 1934 (and, where applicable, each filing of an employee benefit plan's annual report pursuant to Section 15(d) of the Securities Exchange Act of 1934) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

      (h) Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

                                   SIGNATURES

     Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all requirements for filing on Form S-3 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized in the City of Bloomington, State of Minnesota, on the 4th day of December, 2000.

                                THE TORO COMPANY

                                By:  /s/ J. Lawrence McIntyre
                                   ---------------------------------------------
                                   J. Lawrence McIntyre, Vice President,
                                   Secretary and General Counsel

     Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities and on the date indicated.

Signature                        Title                                               Date
---------                        -----                                               ----
/s/ Kendrick B. Melrose          Chairman, Chief Executive Officer,                  December 4, 2000
------------------------         President and Director (Principal
Kendrick B. Melrose              Executive Officer)


/s/ Stephen P. Wolfe             Vice President Finance and Chief                    December 4, 2000
------------------------         Financial Officer (Principal
Stephen P. Wolfe                 Financial Officer)


/s/ Randy B. James               Vice President and Controller                       December 4, 2000
------------------------         (Principal Accounting Officer)
Randy B. James


/s/ J. Lawrence McIntyre         Directors                                           December 4, 2000
------------------------

J. Lawrence McIntyre, as attorney-in-fact for:
       Ronald O. Baukol
       Robert C. Buhrmaster
       Winslow H. Buxton
       Janet K. Cooper
       Robert H. Nassau
       Dale R. Olseth
       Gregg W. Steinhafel
       Christopher H. Twomey
       Edwin H. Wingate

                                  EXHIBIT INDEX

Item No.         Description                                             Method of Filing
--------         -----------                                             ----------------
4.1              Specimen form of common stock certificate               Incorporated by reference to Exhibit 4(c)
                                                                         to Registrant's Registration Statement on
                                                                         Form S-8, Registration No. 2-94417.

4.2              Certificate of Incorporation of Registrant              Incorporated by reference to  Exhibit 4.2
                                                                         to Registrant's Registration Statement on
                                                                         Form S-3, registration number 33-16125.

4.3              Certificate of Amendment to Certificate of              Incorporated by reference to Exhibit 3 to
                 Incorporation dated December 9, 1986                    Registrant's Quarterly Report on Form 10-Q
                                                                         for the quarter ended January 30, 1987,
                                                                         Commission File No. 1-8649.

4.4              Certificate of Designation to Certificate of            Incorporated by reference to  Exhibit
                 Incorporation dated May 28, 1998                        (c)(1) to Registrant's Current Report on
                                                                         Form 8-K dated May 27, 1998, Commission
                                                                         File No. 1-8649.

4.5              Bylaws of Registrant, as amended                        Incorporated by reference to  Exhibit 3(ii)
                                                                         and 4(d) to Registrant's Form 10-Q for the
                                                                         quarter ended April 30, 1999.

4.6              Rights Agreement, dated May 20, 1998, between the       Incorporated by reference to  Exhibit
                 Registrant and Wells Fargo Bank Minnesota, National     (c)(1) to Registrant's Current Report on
                 Association (f.k.a. Norwest Bank Minnesota, National    Form 8-K dated May 27, 1998, Commission
                 Association), as Rights Agent, relating to rights to    File No. 1-8649.
                 purchase Series B Junior Participating Voting
                 Preferred Stock

4.7              Indenture dated as of January 31, 1997, between         Incorporated by reference to Exhibit 4(a)
                 Registrant and First National Trust Association, as     to Registrant's Current Report on Form 8-K
                 Trustee, relating to Registrant's 7.125% Notes due      dated June 24, 1997, Commission File No.
                 June 15, 2007, and its 7.80% Debentures due June 15,    1-8649.
                 2027

5.1              Opinion and Consent of Oppenheimer Wolff & Donnelly     Filed herewith electronically.
                 LLP regarding legality of securities being registered

23.1             Consent of Oppenheimer Wolff & Donnelly LLP             Included in Exhibit 5.1.

23.2             Consent of KPMG LLP                                     Filed herewith electronically.

24.1             Power of Attorney                                       Filed herewith electronically.